Exhibit 10.5

April 28, 2005

Mr. Fred Lundberg
1095 N. Desert Deer Pass
Green Valley, AZ. 85614-5528

Re:      Employment Agreement

Dear: Mr. Lundberg:

      This employment agreement (this "Agreement") sets forth the terms and conditions of your employment with World Waste Technologies, Inc. (the "Company"). Unless otherwise set forth in this Agreement, you acknowledge that your employment with the Company is "at-will".

Duties:           You agree to serve the  Company as its Senior  Vice-President.
                  You agree to perform such duties as are customarily performed by senior vice-presidents of companies similar to the Company and such other duties as are specified by the Board of Directors. Notwithstanding the foregoing, you shall not take any of the actions set forth on Schedule I hereto without obtaining the prior written approval of the CEO. So long as you remain employed by the Company, you will devote full time to, and use your best efforts to advance, the business and welfare of the Company. It is understood that you wish to work from your home office in Green Valley, AZ; and therefore, you agree to travel on Company business when required by the Company in order to perform your duties. You shall report directly to the Chief Executive Officer.

Status:           Exempt.

Effective Date:   April 28, 2005.

Base Salary:      $202,000  per year  payable  biweekly  and  subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general.

Bonus: You shall be entitled to bonuses as deemed appropriate by the Board of Directors. You shall also be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to the Company's executive officers, in each case at the discretion of the Board of Directors.


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Vacation:         You shall be entitled to three (3) weeks paid vacation  during each 12-month period that you are employed by the Company pursuant to the terms of this Agreement. Vacation shall accrue biweekly on a pro-rata basis. Accrued vacation cannot exceed six (6) weeks. Vacation shall not accrue in excess of six (6) weeks. Any unused pro-rata portion of your annual paid vacation shall be paid to you upon termination of employment for any reason. It is understood that as of the date of this Agreement you have three (3) weeks accrued.

Severance:        Upon the  termination  of this  Agreement  by the  Company for other than "good cause", or upon your resignation from the Company for "good reason", and subject to you entering into a severance agreement as per the terms and conditions hereof:
                  the Company shall, for a period of twelve (12) months, (a) pay to you in monthly installments, as severance pay, your full salary that you were receiving as of the time of termination of this Agreement, and (b) provide you the same level of benefits you were receiving as of the time of termination of this Agreement, unless otherwise required by law.

Benefits:         You shall be entitled to such benefits provided by the Company to its other executive officers.

Equity: You were previously granted 660,000 shares of common stock and a warrant to acquire up to an additional 75,000 shares of common stock. The terms of the foregoing equity grants shall remain in effect provided, however that the terms and definitions relating to Change and Control and Involuntary Termination in the Company's 2004 Stock Option Plan shall also apply to your warrant.

Termination Because of Disability. If, at the end of any calendar month during the term of this Agreement, you are and have been for three (3) consecutive full calendar months then ending, or for thirty percent (30%) or more of the normal working days during the twelve (12) consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform duties under this Agreement in the normal and regular manner, this Agreement may be terminated by the Board of Directors; however, the salary provisions of this Agreement shall continue for twelve (12) months thereafter.

Termination on Death. If you die during the term of this Agreement, the salary provisions of this Agreement shall continue for twelve (12) months thereafter to the benefit of your estate. The Company, will have the option of purchasing a life insurance policy on you in an amount comparable to your annual salary and payable to your estate.

Proprietary Information Agreement, Insider Trading Policy and Code of Ethics. You will be required to sign and abide by the terms of the attached proprietary information agreement, insider trading policy and code of ethics, which are incorporated into this agreement by reference as Exhibit A, Exhibit B and Exhibit C, respectively.


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Termination  for  Good  Cause.  Your  employment  under  this  Agreement  may be terminated immediately by the Company for "good cause" upon ten (10) days advance written notice specifying the reasons for such termination. You shall have ten (10) days from the date such notice is given in which to cure such cause (if and to the extent such cause is capable of being cured). Absent such cure within the cure period, your employment shall be deemed terminated for good cause on the expiration of such ten (10) day period. The term "good cause" is defined as any one or more of the following occurrences:

      (I) Negligence or a material violation by you of any duty or any other material or repetitive misconduct or failure on your part;

      (II) Your conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime punishable by imprisonment in the jurisdiction involved;

      (III) Your commission of an act of fraud, prior to or subsequent to the date of this Agreement, upon the Company; or

      (IV) Failure to execute and deliver to the Company any document(s) as requested by the Board of Directors and which are required by all employees of the Company.

Resignation for Good Reason. You have the right to terminate your employment under this Agreement in the event (i) there is a reduction in, or failure to pay, your salary or any other payments or benefits due to you hereunder, after receipt by the Company of written notice from you giving the Company at least 30 days in which to cure such reduction or failure; (ii) the Company commits a material breach of any of the terms of this Agreement, provided that with respect to any breach capable of being cured, only if such breach is not cured within 30 days of receipt by the Company of written notice from you; (iii) the Company has filed for bankruptcy or is adjudged insolvent or has failed to make payments to creditors when due; or (iv) a material change in your title or responsibilities as described in this Agreement. Any such termination shall be referred to as a resignation for good reason.

      Nothing in this section or the availability of termination by the Company for good cause or your resignation for good reason is intended to alter the at-will status of employment with the Company. Either you or the Company may terminate the employment relationship at any time, with or without cause.

Your Consideration for Severance. As consideration for receiving severance pay and benefits provided hereunder, during the period that you are receiving severance pay or benefits hereunder, you shall:

      (I) Consulting. Be available, on a reasonable basis, in person and/or by telephone, as a consultant to the Company on projects or tasks as defined by the Board of Directors or its designated representative.

      (II) Non-Compete. For the period commencing on the date of this Agreement and ending upon the date of the last severance payment hereunder, you shall not without written permission from the Board of Directors, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist, for compensation or otherwise, any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that is a direct competitor of the Company; provided, however, that nothing contained in this Agreement shall be construed to prevent you from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if: (1) you are not involved in the business of said corporation, and (2) if you and your affiliates collectively do not own more than an aggregate of 5% of the stock of such corporation, and (3) such investment does not violate the Company's Insider Trading Policy.


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      (III) Non-Solicitation.  Not  interfere  with or  disrupt  or  attempt  to disrupt the Company's business relationship with its customers or suppliers or solicit any of the employees of the Company to leave the employment of the Company.

      (IV) Severance Agreement. Enter into a severance agreement and general release with the Company within 90 (ninety) days from date of termination notice.

Arbitration. You and the Company agree that any dispute arising under or in connection with this Agreement, including any dispute involving your employment or the termination of that employment (whether based on contract, tort or statutory duty or prohibition, including any prohibition against discrimination or harassment), shall be submitted to binding arbitration in accordance with California Code of Civil Procedure ss.ss. 1280 - 1294.2 before a single neutral arbitrator. You and the Company understand that each is waiving its rights to a jury trial.

      The party demanding arbitration shall submit a written claim to the other party setting out the basis of the claim. Demands shall be presented in the same manner as notices under this Agreement. You and the Company will attempt to reach agreement on an arbitrator within ten (10) business days of delivery of the arbitration demand. After this ten (10) business day period, either you or the Company may request a list of seven professional arbitrators from the American Arbitration Association or another mutually agreed service. You and the Company will alternately strike names until only one person remains and that person shall be designated as the arbitrator. The party demanding arbitration shall make the first strike.

      The arbitration shall take place in or within five miles of San Diego, California, at a time and place determined by the arbitrator. Each party shall be entitled to discovery of essential documents and witnesses and to deposition discovery, as determined by the arbitrator, taking into account the mutual desire to have a fast, cost-effective, dispute-resolution mechanism. You and the Company will attempt to cooperate in the discovery process before seeking the determination of the arbitrator. Except as otherwise determined by the arbitrator, you and the Company will each be limited to no more than three (3) depositions. The arbitrator shall have the powers provided in California Code of Civil Procedure ss.ss. 1282.2 - 1284.2 and may provide all appropriate remedies at law or equity.


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      The  arbitrator  will have the  authority to entertain a motion to dismiss and/or a motion for summary judgment by either you or the Company and shall apply the standards governing such motions under California law, unless the standards of another judicial forum supercede California law. The Arbitrator shall render, within sixty (60) days of the completion of the arbitration, an award and a written, reasoned opinion in support of that award. Judgment on the award may be entered in any court having jurisdiction.

      The Company will pay the arbitrator's expenses and fees, all meeting room charges and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Unless otherwise ordered by the arbitrator pursuant to law or this Agreement, each party shall pay its own attorney fees, witness fees and other expenses incurred by the party for his or her own benefit. Your share of any filing, administration or similar fee shall be no more than the then current filing or other applicable fee in California Superior Court or, if applicable, other appropriate tribunal with jurisdiction.

Modification and Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by you and the Company. No waiver of a breach of this Agreement shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by nationally recognized express mail courier. Notices and other communications served by express mail courier shall be deemed given 72 hours after deposit with such express mail courier duly addressed to whom such notice or communication is to be given. In the case of (a) the Company, 13520 Evening Creek Drive, Suite 130, San Diego, California 92128, Attention: CEO, or (b) to you, at the address of record provided by you to the Company. Either party may change their address for purposes of this Section by giving written notice, in the manner stated herein. You agree to promptly update the Company with any changes to your contact information.

Counterparts and Facsimile Signatures. This instrument may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement. The parties agree that a signature delivered by facsimile transmission will be treated in all respects as having the same effect as an original signature.

Construction of Agreement. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California and both parties irrevocably agree to the exclusive jurisdiction and venue of the state and local courts of San Diego County, California.

Legal Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

Severability Clause. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.


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Complete  Agreement.   This  instrument  constitutes  and  contains  the  entire
agreement and understanding concerning your employment and the other subject matters addressed in this Agreement between you and the Company, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, including but not limited to that certain Employment Contract, dated as of January 1 2003, between you and World Waste of America, Inc. This is an integrated document.

Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as expressly contemplated herein.

Non-transferability of Interest. None of your rights to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon your death. Any attempted assignment, transfer, conveyance, or other disposition (other than as set forth herein) of any interest in your rights to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

Other Agreements. A condition of your continued employment with the Company is a signed Confidentiality, Non-Disclosure and Employee Invention Agreement. Your failure to complete this document in a timely manner may result in your termination for good cause. You also understand and agree that, except as expressly provided in this Agreement, you are subject to all of the Company's general business and human resources polices and procedures as they presently exist or as they may exist in the future and failure to abide by such provisions may result in your termination for good cause, provided, however, that the at-will status of employment may only be changed as provided below.

At-Will. By signing this letter, you understand and agree that your employment with the Company is "at-will." Your employment with the Company is voluntarily entered into and we recognize you are free to resign at any time. Similarly, it is recognized that the Company is free to conclude an employment relationship at any time we feel is appropriate. While other terms of your employment may change with or without notice, this at-will relationship can be changed only in a written agreement signed by you and an authorized officer of the Company.

Sincerely,

______________________________________
Thomas L. Collins, CEO


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Acceptance:

______________________________________
Fred Lundberg
Date: ________________________________



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                         AGREEMENT OF AT WILL EMPLOYMENT

      I understand and agree that my employment with the Company is on an at-will basis. This means that either the Company or I or may terminate the employment relationship at any time at its or his sole discretion without cause.

      I further understand that while other personnel policies, procedures, and benefits of the Company may change from time to time in the Company's discretion, this at-will employment relationship can only be changed by an express written employment agreement signed by me and a duly authorized officer of the Company.


______________________________________
Employee Name (PRINT)


______________________________________
Employee Signature
Date: ________________________________


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                                   Schedule I

                   Activities Prohibited Without CEO Approval

1. Borrowing or obtaining credit, other than trade credit in the ordinary course of business in excess of $10,000, or executing any guaranty, other than trade guarantees in the ordinary course of business in excess of $10,000;

2. Expending funds for major piece of capital equipment in excess of Ten Thousand Dollars ($10,000);

3. Selling or transferring capital assets exceeding Ten Thousand Dollars ($10,000) in market value;

4. Executing any contract or making any commitment for the purchase or sale of the Company's products or facilities in an amount exceeding Ten Thousand Dollars ($10,000); or outside the ordinary course of business;

5. Executing any lease of real or personal property providing for an annual rent in excess of Ten Thousand Dollars ($10,000), or term greater than one
      (1) year;

6. Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan;

7. Hiring or firing any employee with annual compensation exceeding Fifty Thousand Dollars ($50,000).


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